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                                                                    Exhibit 3.47

                           ARTICLES OF INCORPORATION

                                       OF

                     WCI ARCHITECTURE & LAND PLANNING, INC.


     The undersigned subscriber to these Articles of Incorporation, desiring to form a corporation under the laws of the State of Florida, does hereby accept all of the rights and privileges, benefits and obligations conferred and imposed by said laws and does hereby adopt the following Articles of Incorporation as the Charter of the Corporation hereby organized.

                                   ARTICLE I
                                      NAME

     The name of the Corporation shall be WCI ARCHITECTURE & LAND PLANNING, INC.


                                   ARTICLE II
                                    DURATION

     The Corporation shall have perpetual existence, commencing upon the filing of these Articles of Incorporation with the Secretary of State, State of Florida.


                                  ARTICLE III
                              PURPOSES AND POWERS

     Section 1. This Corporation is organized for the purpose of engaging in all lawful businesses permitted to a corporation organized under the Florida Business Corporation Act, as in effect from time to time.

     Section 2. The Corporation shall have all the powers set forth in the Florida Business Corporation Act, as in effect from time to time, and including but not limited to the following powers:

               (a) To provide professional architectural and land planning services of every kind and nature.

               (b) To construct, erect, repair and remodel buildings and structures of all types for itself and others and to manufacture, purchase or otherwise acquire and to own, mortgage, pledge, sell, assign, transfer or otherwise dispose of and to invest in, trade in, deal in and with goods, wares, merchandise, personal property and services of every class, kind and description; except that it is not to conduct a banking, safe deposit, trust, insurance, surety, express, railroad, canal, telephone, telegraph or cemetery company, a
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building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition.

     (c)  To act as broker, agent or factor for any person, firm or corporation.

     (d) To purchase, lease or otherwise acquire real and personal property and leaseholds thereof and interests therein; and to own, hold, manage, develop, improve, equip, maintain and operate and to sell, convey, exchange, lease or otherwise alienate and dispose of and to mortgage, pledge or otherwise encumber any and all such property and any and all legal and equitable rights thereunder and interests therein.

     (e) To borrow or raise money for any of the purposes of the Corporation and from time to time without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness; and to secure payment thereof and any interest therein by mortgage, pledge, creation of a security interest, conveyance or other assignment in trust, in whole or in part, of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired.

     (f) To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of or any bonds, security or other evidences of indebtedness created by any other corporation of the State of Florida or any other state or government; and while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote such stock.

     (g) To enter into, make, perform and carry out contracts and arrangements of every sort and kind which may be necessary or convenient for the business of the Corporation or business of a similar nature with any person, firm, corporation, association or syndicate or any private, public or municipal body existing under the government of the United States or any state, territory, colony or dependency thereof or foreign government so far as or to the extent that the same may be done or performed pursuant to law.

     (h) To enter into or become a partner in any agreement for sharing profits, union of interests, cooperation, joint venture or otherwise with any person, firm or corporation now carrying on or about to carry on any business which this Corporation has the direct or incidental authority to pursue.

     (i) To include in its Bylaws any regulatory or restrictive provisions relating to the proposed sale, transfer or other disposition of any of its outstanding stock by any of its Shareholders or in the event of the death of any of its Shareholders. The manner and form as well as all relevant terms, conditions and details thereof shall be determined by the Shareholders of this Corporation; provided, however, that no such regulatory or restrictive provision shall affect the rights of third parties without actual knowledge


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                                                                  H02000061943 5

thereof, unless such provision shall be noted upon the certificate evidencing the ownership of said stock.

     (j) In general, to do any and all of the acts and things herein set forth to the same extent as natural persons could do and in any part of the world as principal, factor, agent, contractor, broker or otherwise, either alone or in company with any entity or individual; to establish one or more offices, both within the State of Florida and any part or parts of the world, at which meetings of directors may be held and all or any part of the Corporation's business may be conducted; and to exercise all or any of its corporate powers and rights in the State of Florida and in any and all other states, territories, districts, dependencies, colonies or possessions in the United States of America and in any foreign countries.

     (k) To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, to the extent permitted by law.

                                   ARTICLE IV
                          CAPITAL STOCK AND DIVIDENDS

     The amount of Capital Stock authorized shall consist of ten thousand (10,000) shares of common voting stock having a par value of One Dollar ($1.00) per share which may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including but not limited to cash, promissory notes, labor or services performed, promises to perform labor or services evidenced by written contract, or other securities of the Corporation, which the Board of Directors of the Corporation determines is adequate. The Capital Stock of the Corporation may be increased or decreased at any time as provided by the laws of the State of Florida.

     The holders of the outstanding Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash or in other property to the extent permitted by the Florida Business Corporation Act, as in effect from time to time. The Corporation may declare and pay dividends payable in shares of the Capital Stock of the Corporation. Shares of one class or series of Capital Stock of the Corporation may be issued as a share dividend in respect of shares of another class or series of Capital Stock of the Corporation.

                                   ARTICLE V
                     SHARES NOT TO BE DIVIDED INTO CLASSES

     The shares of the Capital Stock of the Corporation are not to be divided into classes.

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                                   ARTICLE VI
                           NO SHARES ISSUED IN SERIES

     The shares of the Capital Stock of the Corporation are not to be issued in series.

                                  ARTICLE VII
                              NO PREEMPTIVE RIGHTS

     No holder of shares of the Capital Stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine from time to time and at such price as the Board of Directors may fix from time to time; and any shares of stock or convertible obligations which the Corporation may determine to offer for subscription to the holders of stock may be offered to more than one class of stock, as the Board of Directors shall determine, in such proportions as between said classes of stock as the Board of Directors in its discretion may determine. As used in this paragraph, the expression "convertible obligations" shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes. The Board of Directors is hereby expressly authorized in its discretion in connection with the issue of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in any other cases) to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such periods as the Board of Directors shall determine and to cause such rights or options to be evidenced by such warrants or other instruments as it may deem advisable.

                                  ARTICLE VIII
                            AFFILIATED TRANSACTIONS

     The Corporation, pursuant to Section 607.0901(5)(a) Florida Statutes, expressly elects not to be governed by Section 607.0901 Florida Statutes, pertaining to Affiliated Transactions.

                                   ARTICLE IX
                                INDEMNIFICATION

     The Corporation shall have the power and authority to indemnify any officer, director, agent or employee of the Corporation, or any former officer, director, agent or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by applicable law, in accordance with the Corporation's Bylaws, pursuant to an agreement authorized by the Board of Directors with such person and as otherwise permitted under the Florida Business Corporation Act, as in effect from time to time.

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                                   ARTICLE X
            INITIAL CORPORATE ADDRESS AND INITIAL REGISTERED OFFICE
                                   AND AGENT

     The address of the principal office of the Corporation is 24301 Walden Center Drive, Bonita Springs, FL 34134, and the mailing address of the Corporation is 24301 Walden Center Drive, Bonita Springs, FL 34134. The street address of the initial registered office of this Corporation 24301 Walden Center Drive, Bonita Springs, FL 34134 and the name of the initial Registered Agent of this Corporation at that address is Vivien N. Hastings.


                                   ARTICLE XI
                            ARCHITECT REPRESENTATIVE

     John Foti, 24301 Walden Center Drive, Bonita Springs FL 34134, a licensed Florida architect, shall serve as Secretary of the Corporation and as the Corporation's licensed architect performing the services required to qualify the Corporation under Florida Statutes Section 481.219 including signing and sealing plans, specifications, drawings and construction documents.

                                  ARTICLE XII
                                  INCORPORATOR

     The name and address of the Incorporator of this Corporation is:

                         Stephen L. Kussner, Esquire
                         Gray, Harris & Robinson, P.A.
                         201 North Franklin Street
                         Suite 2200
                         Tampa, Florida 33602


                                  ARTICLE XIII
                                   AMENDMENT

     Unless otherwise set forth herein, the Corporation reserves the right, in accordance with the Florida Business Corporation Act, to amend, alter, modify or repeal any provision or provisions contained in these Articles of Incorporation or any amendment hereto and any right conferred upon the Shareholders is subject to this reservation.


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                                  ARTICLE XIV
                        PROVISIONS FOR REGULATION OF THE
                      INTERNAL AFFAIRS OF THE CORPORATION

     For the regulation of the business and for the conduct of the affairs of the Corporation, to create, divide, limit and regulate the powers of the Corporation, the Directors and the Shareholders, provision is made as follows:

     (a) General authority is hereby conferred upon the Board of Directors of the Corporation, except as the Shareholders may otherwise from time to time provide or direct, to fix the consideration for which the shares of stock of the Corporation shall be issued and disposed of and to provide when and how such consideration shall be paid.

     (b) Meetings of the Incorporator, of the Shareholders and of the Directors of the Corporation, for all purposes, may be held at any place, either inside or outside of the State of Florida.

     (c) All corporate powers, including the sale, mortgage, hypothecation and pledge of the whole or any part of the corporate property, shall be exercised by the Board of Directors, except as otherwise expressly provided by law.

     (d) The Board of Directors shall have power from time to time to fix and determine and vary the amount of the working capital of the Corporation and direct and determine the use and disposition of the Corporation's funds and in its discretion the Board of Directors may, to the extent permitted by applicable law, use and apply such funds in purchasing or acquiring bonds or other obligations of the Corporation or shares of its own Capital Stock to such extent, in such manner and upon such terms as the Board of Directors may deem expedient.

     (e) The Board of Directors shall have the power of fixing the compensation by way of salaries and/or bonuses and/or pensions of the employees, the agents, the officers and Directors, all or each of them, in such sum and form and amount as may seem reasonable in and by their discretion.

     (f) The Board of Directors may designate from their number an executive committee which, for the time being, in the intervals between meetings of the Board and to the extent provided by the Bylaws and authorized by law, shall exercise the powers of the Board of Directors in the management of the affairs and business of the Corporation.

     (g) Any one or more or all of the Directors may be removed, either with or without cause, at any time by the vote of the Shareholders and thereupon the term of each Director or Directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided by the Bylaws.

     (h) Any officers of the Corporation may be removed either with or without cause at any time by vote of a majority of the Board of Directors present.

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          (h)  Any officers of the Corporation may be removed either with or without cause at any time by vote of a majority of the Board of Directors present.

          (i) No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the Directors or officers of this Corporation is or are interested in or is a director or officer or are directors or officers of such other corporation nor shall such contract or other transaction be affected by the fact that the Directors or officers of the Corporation are personally interested therein. Any Director or Directors, officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of or with this Corporation or in which this Corporation is interested and no contract, act or transaction of this Corporation with any person or persons, firm, association or corporation shall be affected or invalidated by the fact that any Director or Directors or officer or officers of this Corporation is a party or are parties to or interested in such contract, act or transaction or in any way connected with such person or persons, firm, association or corporation. Each and every person who may become a Director or officer of this Corporation is hereby relieved, as far as is legally permissible, from any disability which might otherwise prevent him from contracting with the Corporation for the benefit of himself or of any firm, association or corporation in which he may be interested.

          (j) The Bylaws of the Corporation may be amended or repealed and additional Bylaws added or adopted by a majority vote of the Board of Directors so long as the proposed action is not inconsistent with any Bylaws which may have been adopted at any Shareholders meeting. The Bylaws of the Corporation may be amended or repealed at any Shareholders' meeting.


     IN WITNESS WHEREOF, the above-named Incorporator has hereunto subscribed his name this 21st day of March, 2002.



                                        /s/Stephen L. Kussner
                                        ------------------------------------
                                        Stephen L. Kussner, Incorporator














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                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                   DOMICILE FOR THE SERVICE OF PROCESS WITHIN
             FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED


     In compliance with Sections 48.091 and 607.0505, Florida Statutes, the following is submitted:

     WCI Architecture & Land Planning, Inc., desiring to organize or qualify under the laws of the State of Florida with its principal place of business at 24301 Walden Center Drive, Bonita Springs, FL 34134, has named Vivien N. Hastings, 24301 Walden Center Drive, Bonita Springs, FL 34134, as its agent to accept service of process within Florida.


                                          Signature:  /s/ Stephen L. Kussner
                                                    ----------------------------
                                          Name:     Stephen L. Kussner, Esquire
                                          Title:    Incorporator

                                          DATE: March 21, 2002

     Having been named to accept service of process for the above stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity. Further, I certify that I am familiar with and agree to comply with the provisions of all statutes, including the duties and obligations provided for in Section 607.0505, relative to the proper and complete performance of my duties.

                                  Signature of
                                  Registered Agent: /s/ Vivien N. Hastings
                                                    ----------------------------
                                  Name:             Vivien N. Hastings, Esquire
                                  Date: March 21, 2002



                                                         [       FILED         ]
                                                         [ 02  MAR 22  PM 2:03 ]
                                                         [ SECRETARY OF STATE  ]
                                                         [ TALLAHASSEE FLORIDA ]


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